UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011 (September 19, 2011)

THE NASDAQ OMX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2011, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) entered into a credit agreement (the “Credit Agreement”) in respect of a new credit facility provided by a syndicate of lenders. Bank of America, N.A. serves as administrative agent, swingline lender, issuing bank and a lender. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Nordea Bank AB (publ.), Merchant Banking, Skandinaviska Enskilda Banken AB (publ.), UBS Securities LLC and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunning managers.

The Credit Agreement provides for a $1.2 billion senior unsecured five-year credit facility comprising an unfunded $750 million revolving credit commitment (including a swingline facility and letter of credit facility) (the “Revolving Credit Facility”) and a $450 million funded term loan (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Credit Facility”). The loans under the Credit Facility have a variable interest rate based on either the London Interbank Offered Rate or the Base Rate, plus an applicable margin that varies with NASDAQ OMX’s debt rating. The Credit Facility is part of a refinancing of NASDAQ OMX’s existing credit facility, which has been terminated.

The Credit Agreement contains financial and operating covenants. Financial covenants include an interest expense coverage ratio and a maximum leverage ratio. Operating covenants include limitations on NASDAQ OMX’s ability to incur additional indebtedness, grant liens on assets, enter into affiliate transactions and pay dividends.

The Credit Agreement matures, and all amounts outstanding thereunder will be due and payable in full, on September 19, 2016. The Term Loan Facility is subject to scheduled quarterly amortization equal to 2.5% of the outstanding principal amount thereof. The Credit Agreement also provides for mandatory prepayments of loans in connection with certain events, such as asset sales and casualty and condemnation events, subject to certain exceptions and thresholds and to certain reinvestment rights.

Item 1.02. Termination of a Material Definitive Agreement.

The information included in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Credit Agreement, dated as of September 19, 2011 among The NASDAQ OMX Group, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc., Nordea Bank AB (publ.), Merchant Banking, Skandinaviska Enskilda Banken AB (publ.) UBS Securities LLC and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2011	THE NASDAQ OMX GROUP, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

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